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                               [ELCOR LETTERHEAD]



                                                                    EXHIBIT 99.1




FOR FURTHER INFORMATION:                                     TRADED:  NYSE
                                                             SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


           ELCOR ANNOUNCES ORDERS FOR ERICSSON DIGITAL CELLULAR PHONES


DALLAS, TEXAS, September 8, 1999 . . . . Elcor Corporation today announced that its Cybershield subsidiary has received production tooling orders for Ericsson digital wireless cellular phones.

Richard J. Rosebery, Vice Chairman of Elcor and Chairman of Cybershield, said, "Ericsson has selected Cybershield as a prime contractor for high-volume production of selected current and future models of Ericsson's digital wireless cellular phones. Production of selected current models will begin this fall and production of selected future models will begin this winter. We look forward to becoming an important member of Ericsson's supply chain management team.

"Cybershield will employ several different shielding and decorative products in the production of the Ericsson cellular phone units. Ericsson's requirements will be produced at Cybershield's new Canton, Georgia facility. We expect to expand these facilities as necessary to accommodate the growing volume of production for Ericsson and our other customers.

"Cybershield is our new corporate identity for Elcor's high-growth/high-tech shielding business that has become the Western Hemisphere's leading supplier of electroless shielding for plastic components used in digital wireless cellular telephones. In fiscal 1999, Cybershield supplied shielding products for over 20 million digital wireless cellular phones, and we expect that demand could more than double in fiscal 2000. Our shielding products reduce the emission of electromagnetic and radio frequency interference given off by microchips and electronic components to levels equal to or less than those required by the FCC. Rapidly expanding technology is driving strong demand for Cybershield shielding products because they provide superior shielding effectiveness at the higher frequencies used to achieve faster microchip speeds.



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PRESS RELEASE
Elcor Corporation
September 8, 1999
Page 2


"Cybershield's important telecommunications customers also include Nokia, Motorola, Lucent Technologies, AT&T, NEC, and Denso. Cybershield has earned the leadership position in the high-growth/high-tech digital wireless cellular phone market by consistently supplying superior quality products, making deliveries on time and quickly responding to customers' needs with innovative technical solutions that frequently enhance performance of their products," he concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ended June 30, 1998, Forms 10-Q for the fiscal 1999 quarters ending September 30, 1998, December 31, 1998, and March 31, 1999, and its Forms 8-K dated August 17, 1999, and September 8, 1999.

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Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities currently are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas; and a new facility will be located in Myerstown, Pennsylvania. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.